Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Andrew Samuel
Chairman and CEO
717.724.2800

GRAYSTONE FINANCIAL CORP. REPORTS

2008 FINANCIAL RESULTS

 “RECORD EARNINGS OF $2.1 MILLION FOR THE FULL YEAR 2008”

January 29, 2009 – Graystone Financial Corp. (the “Company”), the parent company for Graystone Bank, announced today that the Company recorded net income of $2.1 million for the year ended December 31, 2008.  Net income was $545,000 for the 2008 fourth quarter compared to net income of $662,000 for the 2007 fourth quarter. On a pre-tax basis, income was $768,000 in the fourth quarter of 2008 compared to pre-tax income of $549,000 in the fourth quarter of 2007, an increase of $219,000 or 39.9%. Non-interest income increased to $3.1 million in 2008, up 95.4% from 2007, contributing to the earnings growth.

The Company also reported that as of December 31, 2008, total assets grew to $641.3 million from $446.4 million at December 31, 2007, representing an increase of $194.9 million or 43.7%.  Loans and deposits also continued to grow, totaling $571.1 million and $525.5 million, respectively at December 31, 2008, representing increases of $181.1 million or 46.4% and $166.4 million or 46.3%, respectively from December 31, 2007.

“We are pleased to report that Graystone again demonstrated solid financial performance during the fourth quarter of 2008, with our loans and deposits growing at significant rates and our asset size steadily increasing,” said Andrew Samuel, chairman and chief executive officer of Graystone Financial Corp. “Everyone is aware of the extraordinary challenges currently facing the financial services industry.  We are proud of the fact that despite those challenges, we are able to report record earnings for the 2008 year of $2.1 million.  We continue to maintain a strong capital position and focus on the stability of our core banking operations.  The partnership that was announced during the fourth quarter of 2008 with The First National Bank of Greencastle is progressing, and is expected to close in the first quarter of 2009 pending shareholder and regulatory approvals.  We are looking forward to the mutual benefits that the partnership will afford.”

Mr. Samuel continued, “The continued growth that Graystone is experiencing solidifies our overall strategy. Regardless of the external environment, we remain true to our mission of positively impacting the lives of our employees, customers, shareholders, and the communities we serve.”

A summary of financial highlights follows:

Balance sheet data:

				December 31,	December 31,
(dollars in thousands)				2008	2007	Change
				(unaudited)
Total assets				$641,318	$446,412	43.7%
Loans, net unearned fees				571,046	390,274	46.4%
Deposits				525,470	359,051	46.3%
Stockholders’ equity				54,785	52,085	5.2%

Income statement data:

	Three Months Ended December 31,			Year Ended December 31,
(dollars in thousands)	2008	2007	Change	2008	2007	Change
	(unaudited)	(unaudited)		(unaudited)
Interest income	$8,635	$7,357	17.4%	$32,157	$24,313	32.3%
Interest expense	4,315	3,948	9.3%	16,481	13,586	21.3%
Net interest income	4,320	3,409	26.7%	15,676	10,727	46.1%
Provision for loan losses	650	435	49.4%	2,550	1,997	27.7%
Net interest income after provision for loan losses	3,670	2,974	23.4%	13,126	8,730	50.4%
Non-interest income	816	490	66.5%	3,110	1,592	95.4%
Non-interest expenses	3,718	2,915	27.5%	13,821	10,674	29.5%
Income before provision for income taxes	768	549	39.9%	2,415	(352)	n/m
Provision for income taxes	223	(113)	n/m	333	(6)	n/m
Net income	545	662	(17.7)%	2,082	(346)	n/m

About Graystone Financial Corp.

The Company’s wholly owned subsidiary, Graystone Bank, was founded in 2005 and serves Cumberland, Dauphin, Lancaster, Lebanon, York, and Centre counties in Pennsylvania, with nine convenient branch office locations and one loan production office. Graystone offers a full range of checking, savings, and loan products to retail, business, and non-profit customers. Recognized as a Top 10 Best Places to Work in Pennsylvania for the third consecutive year, the core of the Bank’s strategy is based on local, relationship-oriented bankers with a passion for their customers and the communities they serve. For more information, please visit the Company’s website at www.graystonebank.com.

Additional Information About The Transaction and Where to Find It

The proposed transaction will be submitted to the shareholders of Tower Bancorp, Inc. (“Tower”) and Graystone Financial Corp. (“Graystone”) for their consideration and approval.  In connection with the proposed transaction, Tower has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4.  The Registration Statement has been declared effective by the SEC and includes a joint proxy statement/prospectus which has been distributed to the shareholders of Tower and Graystone.  Investors are urged to read the Registration Statement and the joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  Investors can obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Tower and Graystone, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc. at 717-597-2137or by contacting Graystone Financial Corp., at 717-724-2827.   INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Participants in The Transaction

Tower, Graystone and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and Graystone shareholders in favor of the transaction.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and Graystone shareholders in connection with the proposed transaction is set forth in the joint proxy statement/prospectus.  You can also find information about Tower’s executive officers and directors in its definitive proxy statement filed with the SEC on March 18, 2008.  You can obtain free copies of this document from Tower using the contact information above.  You can find additional information about Graystone’s executive officers and directors from the Graystone website, www.graystonebank.com/investor_relations.asp.

This document is not an offer to sell shares of Tower’s securities which may be issued in the proposed transaction.  Such securities are offered only by means of the joint proxy statement/prospectus referred to above.

Forward-Looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that anticipated cost savings may not be realized, estimated synergies may not occur, increased demand or prices for the company’s financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of their business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

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